EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SGB International Holdings Inc. (the “Issuer”) hereby certifies that:

(1)

the quarterly report on Form 10-Q of the Issuer for the interim period ended June 30, 2012 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 14, 2012

/s/ Longwen Lin
Longwen Lin
President, Chief Executive Officer and Director
(Principal Executive Officer)